Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts: Doug Goforth, CFO & Treasurer BlueLinx Holdings Inc. (770) 953-7505	Investor Relations: Maryon Davis, Director Finance & IR (770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
– Adjusted EBITDA of $1.0 Million Increases $2.4 Million from Prior Year Quarter –
– Improved Excess Availability –

ATLANTA – May 8, 2014 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal first quarter ended April 5, 2014.

“We are pleased to report fiscal first quarter 2014 adjusted EBITDA of $1.0 million. This result is encouraging particularly in light of the unusually severe winter, which reduced demand for building materials.  Adjusted EBITDA of $1.0 million during the seasonally low quarter, is the Company’s first positive adjusted EBITDA in the first quarter since 2007, an improvement of approximately $2.4 million from the first quarter of 2013, and reflects the impact certain key initiatives are making in our business,” said Mitch Lewis, President and Chief Executive Officer.

“We also ended the first quarter with $89.3 million in excess availability on the Company’s revolving credit facilities, which is a significant increase from $45.8 million at fiscal year-end 2013.  We are continuing to explore additional financial alternatives to further improve the Company’s liquidity to provide a strong foundation for the Company’s future success,” Mr. Lewis concluded.

Revenues on a same center basis for the fiscal first quarter ended April 5, 2014, decreased $29.8 million or 6.3% compared to the fiscal first quarter ended March 30, 2013.  Taking into account closed centers, revenues for the 2014 fiscal first quarter fell 11.8% to $443.9 million from $503.2 million in the year-ago period.  The same center sales decline mainly was due to weather impacts on structural unit volumes as well as certain product price declines relative to year-ago levels.  Adjusted EBITDA for the 2014 fiscal first quarter improved to $1.0 million from an adjusted EBITDA loss of $1.4 million for the same period a year ago.

The Company’s net sales and adjusted EBITDA for the fiscal 2014 and fiscal 2013 first quarter, reported on a same center basis, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

BlueLinx 1Q ’14 Press Release

Same Center Net Sales and Adjusted EBITDA in millions (unaudited)	Quarters Ended
	April 5, 2014	March 30, 2013

Same Center Net Sales	$443.9	$473.7
Same Center Adjusted EBITDA	$1.0	$(1.4)

The Company incurred a net loss of $8.6 million, or $0.10 per diluted share for the fiscal first quarter of 2014, compared with a net loss of $12.6 million, or $0.19 per diluted share, for the fiscal first quarter of 2013.  Fiscal first-quarter results for 2014 included net pretax gains from significant special items of $0.2 million, and resulted in no impact on diluted earnings per share.  Fiscal first-quarter results for 2013 included net pretax charges from significant special items of $0.9 million, or $0.01 per diluted share.  Fiscal 2014 first-quarter adjusted net loss was $5.8 million, or $0.07 per diluted share, compared to an adjusted net loss of $7.2 million, or $0.11 per diluted share, for the same period a year ago.

Gross profit on a same center basis for the fiscal first quarter ended April 5, 2014, decreased $0.4 million or 0.7% compared to the fiscal first quarter of 2013.  Taking into account closed centers, gross profit for the 2014 fiscal first quarter totaled $52.7 million, down 6.7% from $56.5 million in the year-ago period.  Gross margins for the 2014 fiscal first quarter improved to 11.9% compared to 11.2% for the same period a year ago. Overall 2014 fiscal first quarter gross margins were impacted by lower structural wood-based product prices, compared to last year’s first-quarter elevated structural wood-based product prices, and a customs rebate of $1.4 million related to the prior year, which was recorded in the fiscal 2014 first quarter.

Fiscal 2014 first-quarter operating expenses were $54.3 million compared to $61.6 million for the same period a year ago.  Significant special items included in operating expenses for the 2014 fiscal first quarter included a $0.2 million gain from the sale of property. Significant special items included in operating expenses in the year ago quarter included a $0.2 million gain from the sale of property and $0.9 million in restructuring and severance costs.  Operating expenses in the year ago period also included $3.6 million in expenses related to closed distribution centers.  Reported operating loss for the 2014 fiscal first quarter improved to $1.7 million, compared to an operating loss of $5.1 million a year ago and reflects a reduction in expenses that more than offset the decline in revenue and the significant special items detailed in the adjusted net loss table below.

The Company’s operating results for the fiscal 2014 and fiscal 2013 first quarters, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

Unaudited Adjusted Net Loss in millions, except per share amounts (unaudited)	Quarters Ended
	April 5, 2014	March 30, 2013
Pretax loss	($8.3)	($12.4)
Loss from closed distribution centers	-	0.2
Gain from sale of property	(0.2)	(0.2)
Restructuring and severance related costs	-	0.9

Adjusted pretax loss	(8.5)	(11.5)
Adjusted benefit from income taxes	(2.7)	(4.3)

Adjusted net loss	($5.8)	($7.2)

Basic and diluted weighted average shares	85.2	66.7

Adjusted basic and diluted net loss per share applicable to common shares	($0.07)	($0.11)

BlueLinx 1Q ’14 Press Release

For the fiscal quarter ended April 5, 2014, the above table reflects the following event: (i) the Company recorded a gain on the sale of property.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

For the fiscal quarter ended March 30, 2013, the above table reflects the following events: (i) the Company recorded a loss from closed distribution centers; (ii) the Company recorded a gain on the sale of property; (iii) the Company recorded certain restructuring and severance related costs.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable. See the reconciliation of GAAP Net Loss to Adjusted Net Loss accompanying this press release for further details.

Liquidity and Capital Resources
As of April 5, 2014, the Company had $89.3 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.  Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.  Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 33730771.  The recording will be available two hours after the conference call has concluded.  Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net (loss) income plus interest expense and all interest expense related items (e.g. changes associated with ineffective interest rate swap, write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments.  Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

BlueLinx 1Q ’14 Press Release

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing over 1,700 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 50 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 1Q ’14 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data
	Quarters Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)

Net sales	$443,944	$503,153
Cost of sales	391,268	446,695
Gross profit	52,676	56,458
Operating expenses:
Selling, general, and administrative	51,987	59,419
Depreciation and amortization	2,352	2,173
Total operating expenses	54,339	61,592

Operating loss	(1,663)	(5,134)
Non-operating expenses:
Interest expense	6,454	7,192
Other expense, net	160	110

Loss before provision for income taxes	(8,277)	(12,436)
Provision for income taxes	331	213
Net loss	$(8,608)	$(12,649)

Basic weighted average number of common shares outstanding	85,187	66,714
Basic net loss per share applicable to common shares	$(0.10)	$(0.19)
Diluted weighted average number of common shares outstanding	85,187	66,714
Diluted net loss per share applicable to common shares	$(0.10)	$(0.19)

BlueLinx 1Q ’14 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	April 5,	January 4,
	2014	2014
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7,579	$5,034
Receivables, net	190,766	150,297
Inventories, net	261,006	223,580
Other current assets	25,756	22,814
Total current assets	485,107	401,725

Property, plant, and equipment:
Land and improvements	41,182	41,176
Buildings	90,172	90,082
Machinery and equipment	76,672	73,004
Construction in progress	760	3,028
Property, plant, and equipment, at cost	208,786	207,290
Accumulated depreciation	(98,344)	(96,171)
Property, plant, and equipment, net	110,442	111,119
Non-current deferred income tax assets, net	824	824
Other non-current assets	15,443	16,578
Total assets	$611,816	$530,246

Liabilities:
Current liabilities:
Accounts payable	$98,008	$60,363
Bank overdrafts	21,516	19,377
Accrued compensation	5,510	4,173
Current maturities of long-term debt	38,078	9,141
Deferred income taxes, net	823	823
Other current liabilities	12,414	12,949
Total current liabilities	176,349	106,826
Non-current liabilities:
Long-term debt	409,294	388,995
Other non-current liabilities	40,559	40,323
Total liabilities	626,202	536,144

Stockholders' Deficit:
Common stock	877	866
Additional paid in capital	251,374	251,150
Accumulated other comprehensive loss	(16,409)	(16,293)
Accumulated deficit	(250,228)	(241,621)
Total stockholders' deficit	(14,386)	(5,898)
Total liabilities and stockholders' deficit	$611,816	$530,246

BlueLinx 1Q ’14 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Periods Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(8,608)	$(12,649)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	2,352	2,173
Amortization of debt issuance costs	744	946
Write-off of debt issuance costs	-	119
Gain from sale of property	(210)	(238)
Restructuring payments	(603)	-
Deferred income tax benefit	-	-
Intraperiod income tax allocation related to hourly pension plan	(76)	-
Pension expense	225	1,148
Share-based compensation expense	690	824
Increase in restricted cash related to insurance and other	(1,285)	(361)
Other	808	(894)
	(5,963)	(8,932)
Changes in primary working capital components:
Receivables	(40,469)	(61,396)
Inventories	(37,426)	(89,595)
Accounts payable	37,743	64,084
Net cash used in operating activities	(46,115)	(95,839)

Cash flows from investing activities:
Property, plant, and equipment investments	(775)	(955)
Proceeds from disposition of assets	283	195
Net cash used by investing activities	(492)	(760)

Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	-	16
Repurchase of shares to satisfy employee tax withholdings	(456)	(1,206)
Repayments on the revolving credit facilities	(99,146)	(128,836)
Borrowings from the revolving credit facilities	149,191	199,828
Payments of principal on mortgage	(809)	(646)
Payments on capital lease obligations	(570)	(384)
Increase (decrease) in bank overdrafts	2,139	(6,298)
Increase in restricted cash related to the mortgage	(1,024)	(2,955)
Debt financing costs	(75)	(2,715)
Proceeds from stock offering less expenses paid	(98)	39,892
Net cash provided by financing activities	49,152	96,696

Increase in cash	2,545	97
Balance, beginning of period	5,034	5,188
Balance, end of period	$7,579	$5,285

Non Cash Transactions:
Capital leases	$983	$-

BlueLinx 1Q ’14 Press Release

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA
in thousands

	Quarters Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)

GAAP net loss	$(8,608)	$(12,649)

Adjustments:
Depreciation and amortization	2,352	2,173
Interest expense	6,454	7,192
Provision for income taxes	331	213
Loss from closed distribution centers	-	212
Gain from sale of property	(210)	(238)
Share-based compensation expense	690	824
Restructuring and severance related costs	-	889
Adjusted EBITDA Same Center	$1,009	$(1,384)

BlueLinx Holdings Inc.
Unaudited Adjusted Net Loss
in thousands, except for per share amounts

	Quarters Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)

Pretax loss	$(8,277)	$(12,436)
Loss from closed distribution centers	-	212
Gain from sale of property	(210)	(238)
Restructuring and severance related costs	-	889
Adjusted pretax loss	(8,487)	(11,573)
Adjusted benefit from income taxes	(2,701)	(4,250)
Adjusted net loss	$(5,786)	$(7,323)
Basic and diluted weighted average shares	85,187	66,714
Adjusted basic and diluted net loss per share applicable to common shares	$(0.07)	$(0.11)

BlueLinx Holdings Inc.
Unaudited Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)

GAAP net loss	$(8,608)	$(12,649)
Loss from closed distribution centers	-	212
Gain from sale of property	(210)	(238)
Restructuring and severance related costs	-	889
Benefit from income taxes related to intraperiod income tax allocation	(243)	-
Tax effect of selected charges	81	(336)
Valuation allowance	3,194	4,799
Adjusted net loss	$(5,786)	$(7,323)

BlueLinx 1Q ’14 Press Release

BlueLinx Holdings Inc.
Unaudited Comparable Same Center Schedule
in thousands
	Quarters Ended
	April 5,	March 30,
	2014	2013
	(unaudited)	(unaudited)
Net Sales	$443,944	$503,153
Less: Closed Center	-	29,493
Same Center	443,944	473,660

Actual year-over-year percentage decrease	(11.8%)
Same Center year-over-year percentage decrease	(6.3%)

Gross profit	$52,676	$56,458
Less: Closed Center	-	3,416
Same Center	52,676	53,042

Total operating expenses	$54,339	$61,592
Less: Closed Center	-	3,628
Same Center	54,339	57,964

Operating loss	$(1,663)	$(5,134)
Add back loss from Closed Center	-	212
Same Center	$(1,663)	$(4,922)

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